Exhibit 99.1

Contact:

Brian Beades

212-754-5596

invrel@blackrock.com

BlackRock, Inc. Increases First Quarter and

Full Year 2004 Earnings Outlook;

Sets First Quarter Earnings Release Date

NEW YORK, March 31, 2004—BlackRock, Inc. (NYSE: BLK) today announced it expects first quarter and full year earnings to be higher than previously indicated largely due to the recognition of an $8.7 million or $0.13 per share income tax benefit associated with resolving the New York State tax audit for the years ended 1998 through 2001.

For the first quarter ending March 31, 2004, the Company anticipates earnings to be in the range of $0.82 to $0.84 per share versus the previous earnings outlook of $0.66 to $0.68 per share. Based on current conditions, which assumes no significant changes in economic activity, interest rates or new business momentum, BlackRock increased its earnings outlook for 2004 to $2.86 to $3.06 per share versus $2.70 to $2.90 as a result of the higher than expected first quarter earnings. The Company noted that first quarter earnings, exclusive of the tax benefit, will reflect higher than expected separate account and collateralized debt obligation fund performance fees.

The Company will report results for the first quarter of 2004 prior to market open on Tuesday, April 20, 2004. A teleconference call for investors and analysts will be held at 9:00 a.m. (eastern time) on April 20, 2004. Chairman and CEO, Laurence D. Fink, and CFO, Paul L. Audet, will host the call. BlackRock’s first quarter earnings release will be available on the “News” section of BlackRock’s website, www.blackrock.com, prior to the beginning of the teleconference call.

If you are interested in participating in the teleconference, please dial (800) 374-0176 (domestic) or (706) 679-4634 (international) at 9:00 a.m. (eastern time) and reference the BlackRock Conference Call. The teleconference will commence promptly at 9:00 a.m. Please note that the teleconference will be available for re-play beginning at 1:00 p.m. on Tuesday, April 20, 2004 and ending at midnight on Tuesday, April 27, 2004. To access the replay, please dial (800) 642-1687 (domestic) or (706) 645-9291 (international) and enter the Conference ID Number 6569341.

BlackRock’s first quarter 2004 teleconference call may include a discussion of non-GAAP financial measure items, which, to the extent not so qualified therein, is qualified by GAAP reconciliation information included in the earnings release or otherwise available on BlackRock’s website under “Investor Relations”.

About BlackRock. BlackRock is one of the largest publicly traded investment management firms in the United States with $309.4 billion of assets under management as of December 31, 2003. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions® name. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE:PNC) and by BlackRock employees.

Forward Looking Statements. This press release, BlackRock’s first quarter 2004 teleconference call and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “potential,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (the “SEC”) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; and (12) the ability to attract and retain highly talented professionals; and (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the Securities and Exchange Commission, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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